UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2025

T2 BIOSYSTEMS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36571	20-4827488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices, including Zip Code)

(781) 761-4646

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TTOO	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On March 31, 2025, John Sperzel and Robin Toft each notified T2 Biosystems, Inc. (the “Company”) of their respective resignations as members of the Company’s board of directors (the “Board”) and all committees thereof, effective immediately. On April 3, 2025, John W. Cumming, David Elsbree, Robin Toft, Seymour Liebman and Laura Adams each notified the Company of their respective resignations as members of the Company’s Board and all committees thereof, effective as of 2;25 p.m on April 3, 2025. None of these resignations resulted from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Resignation of Officers

On March 18, 2025, Michael Gibbs notified the Company of his termination of that certain Consulting Agreement between himself and the Company, dated February 15, 2025 and his resignation from his position as the Company’s Senior Vice President, General Counsel and Corporate Secretary. On March 31, 2025, John Sperzel notified the Company of his termination of that certain Consulting Agreement between himself and the Company, dated February 15, 2025 and his resignation from his position as the Company’s Chief Executive Officer and President. On April 3, 2025, John Sprague notified the Company of his resignation from his position as the Company’s Chief Financial Officer and Corporate Treasurer.

Election of Director and Officer

On April 3, 2025, the Board appointed Craig R. Jalbert, age 63, as a Class I director and the Company’s Chief Executive Officer, President, Corporate Treasurer, and Corporate Secretary, effective as of 11:30 a.m. on April 3, 2025. Mr. Jalbert will serve on the Board until 2027 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Jalbert will also serve as the Company’s principal executive officer, principal financial officer and principal accounting officer. Mr. Jalbert has not been appointed to any committee of the Board and as of the date hereof is not expected to be appointed to any committee of the Board.

Mr. Jalbert has served as a principal of the Foxborough, Massachusetts accounting firm of Verdolino & Lowey, P.C. since 1987. For over 30 years he has focused his practice in distressed businesses and has served, and continues to serve, in the capacities of officer and director for numerous firms in their wind-down phases.

In connection with his appointment, Mr. Jalbert will be compensated in the amount of $50,000 per year. There is no arrangement or understanding pursuant to which Mr. Jalbert was appointed to the Board. There are no family relationships between Mr. Jalbert and any director or executive officer of the Company, and Mr. Jalbert has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2025	T2 BIOSYSTEMS, INC.

	By:	/s/ Craig Jalbert
Craig Jalbert
President, Chief Executive Officer and Chief Financial Officer